Exhibit 3.1

ARTICLES OF MERGER

OF

NEWKIRK REALTY TRUST, INC.

(a Maryland corporation)

WITH AND INTO

LEXINGTON CORPORATE PROPERTIES TRUST

(a Maryland real estate investment trust)

THIS IS TO CERTIFY THAT:

FIRST: Lexington Corporate Properties Trust, a Maryland real estate investment trust (the "Surviving REIT"), and Newkirk Realty Trust, Inc., a Maryland corporation (the "Merging Corporation"), agree to merge in the manner hereinafter set forth (the "Merger").

SECOND: The Surviving REIT is a real estate investment trust formed under the laws of the State of Maryland and is the successor entity in the Merger. The principal office of the Surviving REIT in the State of Maryland is located in Baltimore City.

THIRD: The Merging Corporation is a corporation formed under the laws of the State of Maryland. The principal office of the Merging Corporation in the State of Maryland is located in Baltimore City.

FOURTH: The Merging Corporation owns no interest in land located in the State of Maryland.

FIFTH: As a result of the Merger, the declaration of trust of the Surviving REIT (the "Surviving REIT Declaration of Trust") will be amended and restated as set forth on Exhibit A hereto. Pursuant to the Surviving REIT Declaration of Trust, the Surviving REIT will be known as Lexington Realty Trust

SIXTH: a) The total number of shares of beneficial interest of all classes which the Surviving REIT has authority to issue immediately prior to the Effective Time (as defined below) is 340,000,000 shares, par value $.0001 per share (the "Surviving REIT Shares"), having an aggregate par value of $34,000, of which (a) 160,000,000 shares are classified as Common Stock (the "Surviving REIT Common Shares"), (b) 170,000,000 shares are classified as Excess Shares (the "Surviving REIT Excess Shares"), and (c) 10,000,000 shares are classified as Preferred Stock (the "Surviving REIT Preferred Shares"), of which (i) 3,160,000 shares are designated as the 8.05% Series B Cumulative Redeemable Preferred Shares (the "Series B Shares"), and (ii) 3,100,000 shares are designated as the 6.50% Series C Cumulative Convertible Preferred Shares (the "Series C Shares").

b) The total number of shares of beneficial interest of all classes which the Surviving REIT will have authority to issue immediately after the Effective Time is

1,000,000,000 Surviving REIT Shares, par value $.0001 per share, having an aggregate par value of $100,000, of which (a) 400,000,000 shares will be classified as Surviving REIT Common Shares, (b) 500,000,000 shares will be classified as Surviving REIT Excess Shares, and (c) 100,000,000 shares will be classified as Surviving REIT Preferred Shares, of which (i) 3,160,000 shares will be designated as Series B Shares, (ii) 3,100,000 shares will be designated as Series C Shares and 1 share will be designated as Special Voting Preferred Stock (the "Surviving REIT Special Voting Preferred Share").

c)             The total number of shares of all classes of stock which the Merging Corporation has authority to issue is 500,000,000 shares, par value $.01 per share (the "Merging Corporation Shares"), having an aggregate par value of $5,000,000, of which (a) 400,000,000 shares are classified as shares of common stock (the "Merging Corporation Common Shares"), and (b) 100,000,000 shares are classified as shares of preferred stock (the "Merging Corporation Preferred Shares"), of which 1 share is designated as Special Voting Preferred Stock.

SEVENTH: At the Effective Time, the Merging Corporation shall be merged with and into the Surviving REIT; and, thereupon, the Surviving REIT shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving REIT, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Corporation will become the debts, liabilities, duties and obligations of the Surviving REIT. Except as otherwise provided in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in applicable provisions of the Maryland General Corporation Law and the Maryland REIT Law.

The manner and basis of converting and exchanging the issued Surviving REIT Shares and the issued Merging Corporation Shares, and the treatment of the issued shares not to be converted and exchanged, at the Effective Time, is as follows, as more fully described in the Agreement and Plan of Merger, dated as of July 23, 2006, by and among the Surviving REIT and the Merging Corporation, as amended from time to time (the “Merger Agreement”):

(a) Each Surviving REIT Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time.

(b) Each Merging Corporation Common Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .80 Surviving REIT Common Share (the "Common Conversion Consideration"), and each such Merging Corporation Common Share shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such Merging Corporation Common Share shall cease to have any rights with respect thereto, except, in all cases, the right to receive the Common Conversion Consideration.

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(c) Each Merging Corporation Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into one Surviving REIT Special Voting Preferred Share (the "Preferred Conversion Consideration"), and each such Merging Corporation Preferred Share shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such Merging Corporation Preferred Share shall cease to have any rights with respect thereto, except, in all cases, the right to receive the Preferred Conversion Consideration.

As provided in the Merger Agreement, no fractional interests in Surviving REIT Common Shares will be issued in the Merger and holders of Merging Corporation Common Shares shall be entitled to receive cash in lieu of fractional interests in Surviving REIT Common Shares.

EIGHTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Merging Corporation, as follows:

(a) The Board of Directors of the Merging Corporation, at a duly called meeting, adopted a resolution declaring that the transaction described herein is advisable on substantially the terms and conditions described herein and directing that the transaction be submitted for consideration by the stockholders of the Merging Corporation.

(b) The stockholders of the Merging Corporation entitled to vote on the transaction described herein, at a duly called and held meeting, approved the transaction on substantially the terms and conditions set forth herein.

NINTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Surviving REIT in the manner and by the vote required by the laws of the State of Maryland and the declaration of trust of the Surviving REIT, as follows:

(a) The Board of Trustees of the Surviving REIT, at a duly called meeting, adopted a resolution declaring that the transaction described herein is advisable on substantially the terms and conditions described herein and directing that the transaction be submitted for consideration by the shareholders of the Surviving REIT.

(b) The shareholders of the Surviving REIT entitled to vote on the transaction described herein, at a duly called and held meeting, approved the transaction on substantially the terms and conditions set forth herein.

TENTH: The Merger shall become effective (the “Effective Time”) upon the later to occur of (i) the date and time of the acceptance of these Articles of Merger for record by

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the State Department of Assessments and Taxation of Maryland; and (ii) 11:59 p.m. Eastern Standard Time on December 31, 2006.

ELEVENTH: Each of the undersigned officers acknowledges these Articles to be the corporate or trust act and deed, as the case may be, of the respective entity on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the corporation or trust on whose behalf he has signed are true in all material respects and that this statement is made under the penalties of perjury.

- Signature page follows -

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IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 29th day of December, 2006.

ATTEST:	LEXINGTON CORPORATE PROPERTIES TRUST,

a Maryland real estate investment trust

/s/ Joseph S. Bonventre	By:/s/ T. Wilson Eglin
Name: Joseph S. Bonventre	Name: T. Wilson Eglin
Title: Vice President	Title: Chief Executive Officer

ATTEST:	NEWKIRK REALTY TRUST, INC.,

a Maryland corporation

/s/ Allison Forrester	By:/s/ Peter Braverman
Name: Allison Forrester	Name: Peter Braverman
Title: Assistant Secretary	Title: President

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EXHIBIT A

Surviving REIT Declaration of Trust

AMENDED AND RESTATED DECLARATION OF TRUST

FIRST:                  The Trust shall be a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”). The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code); nor shall the Trustees or shareholders or any of them for any purpose be, nor be deemed to be, nor be treated in any way whatsoever as, liable or responsible hereunder as partners or joint venturers. The relationship of the shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration.

SECOND:           The name of the trust is “Lexington Realty Trust” and, so far as may be practicable, the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” where used in this Declaration of Trust), except where the context otherwise requires, shall refer to the Trustees collectively but not individually or personally nor to the officers, agents, employees or shareholders of the Trust or of such Trustees. Under circumstances in which the Trustees determine the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change that name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.

THIRD:                 (a)          The purposes for which the Trust is formed and the business and objects of the Trust are:

To engage in the real estate business (including, without limitation, the ownership, operation and management of properties), and any lawful activities incidental thereto. To engage in any lawful act or activity for which real estate investment trusts may be organized under the applicable laws of the State of Maryland.

(b)           The foregoing purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Declaration, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Trust and shall be in addition to and not in limitation of the general powers of real estate investment trusts under the laws of the State of Maryland.

FOURTH:           The Trust may have offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

FIFTH:                  The name and address of the resident agent of the Trust in this State is National Registered Agents, Inc. of MD, 836 Park Avenue, Second Floor, Baltimore, Maryland 21201. Said resident agent is a Maryland corporation.

SIXTH:                 (a)          The total number of shares of beneficial interest of all classes which the Trust has the authority to issue is 1,000,000,000 shares of beneficial interest (par value $.0001 per share), of which 400,000,000 shares are classified as “Common Stock,” 500,000,000 shares are classified as “Excess Stock” and 100,000,000 shares are classified as “Preferred Stock” (of which 3,160,000 shares are classified as “8.05% Series B Cumulative Redeemable Preferred Stock” (“Series B Preferred Stock”), 3,100,000 shares are classified as “6.50% Series C Cumulative Convertible Preferred Stock” (“Series C Preferred Shares”) and 1 share is classified as “Special Voting Preferred Stock” (the “Special Voting Preferred Stock”)). The Board of Trustees may classify and reclassify any unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of beneficial interest.

(b)           The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Trust:

(1)             Each share of Common Stock shall have one vote; and, except as otherwise provided in respect of any other class of shares hereunder classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

(2)             Subject to the provisions of law and any preferences of any class of shares hereafter classified or reclassified, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Trust’s shares, may be paid on the Common Stock of the Trust at such time and in such amounts as the Board of Trustees may deem advisable.

(3)             In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Trust and the amount to which the holders of any class of shares hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Trust shall be entitled, together with the holders of Excess Stock and any other class of shares hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Trust, to share ratably in the remaining net assets of the Trust.

(4)           Each share of Common Stock is convertible into Excess Stock as provided in Article NINTH hereof.

(c)           The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Preferred Stock of the Trust:

(1)           Number of Shares and Designation. The Series B Preferred Stock shall be a series of Preferred Stock designated as “8.05% Series 13 Cumulative Redeemable

Preferred Stock, par value $.0001 per share”, and the number of shares constituting such series shall be 3,160,000.

(2)           Definitions. For the purposes of this Section (c), the following terms shall have the following meanings:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series B Preferred Stock.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Gains Amount” shall have the meaning set forth in Section (c)(3) of this Article SIXTH.

“Capital Stock” shall have the meaning set forth in Article NINTH hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Dividend Payment Date” shall mean, with respect to each Dividend Period, the fifteenth day of February, May, August and November of each year, commencing on August 15, 2003.

“Dividend Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2003).

“Dividend Record Date” shall mean the date designated by the Board of Trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date.

“Equity Stock” shall have the meaning set forth in Article NINTH hereof.

“Event” shall have the meaning set forth in Section (c)(6) of this Article SIXTH.

“Market Price” on any date shall mean, with respect to the Series B Preferred Stock, the average of the daily market price for ten consecutive trading days immediately preceding the date. The market price for each such trading day shall be determined as follows: (A) if the Series B Preferred Stock is listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Trust; (B) if the Series B Preferred Stock is not listed or admitted to trading on any securities exchange or included for quotation on the

NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Trust; or (C) if the Series B Preferred Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as responded by a reliable quotation source designated by the Trust, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bids and asked prices reported during the ten days prior to the date in question, the market price of the Series B Preferred Stock shall be determined by the Trust acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Original Issue Date” shall mean June 19, 2003.

“Ownership Limit” shall have the meaning set forth in Article NINTH hereof.

“Parity Preferred” shall have the meaning set forth in Section (c)(6) of this Article SIXTH.

“Preferred Dividend Default” shall have the meaning set forth in Section (c)(6) of this Article SIXTH.

“Preferred Trustees” shall have the meaning set forth in Section (c)(6) of this Article SIXTH.

“Total Dividends” shall have the meaning set forth in Section (c)(3) of this Article SIXTH.

(3)	Dividends and Distributions.

(a)          Subject to the preferential rights of the holders of any class or series of Capital Stock of the Trust ranking senior to the Series B Preferred Stock as to dividends, the holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.05% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (equivalent to the annual rate of $2.0125 per share of the Series B Preferred Stock). Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing August 15, 2003; provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The initial partial dividend payable on the Series B Preferred

Stock will be $0.0671 per share. The amount of any dividend payable on the Series B Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of any dividend payable on the Series B Preferred Stock for any partial Dividend Period other than the initial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Trust at the close of business on the applicable Dividend Record Date.

(b)          No dividends on the Series B Preferred Stock shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment shall be restricted or prohibited by law.

(c)          Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.

(d)          Except as provided in Section (c)(3)(e) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of Capital Stock of the Trust ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock (other than pro rata dividends paid in shares of Common Stock or in shares of any other class or series of Capital Stock ranking on parity with the Series B Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of Capital Stock of the Trust ranking, as to dividends or upon liquidation, on a parity with or junior to the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of any class or series of Capital Stock of the Trust ranking junior to the Series B Preferred Stock as to dividends and upon liquidation and except for the acquisition of shares made pursuant to the provisions of Article NINTH hereof), unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(e)          When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other class or series of Capital Stock ranking, as to dividends, on a parity with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and each such other class or series of Capital Stock ranking, as to dividends, on a parity with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of Capital Stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of Capital Stock for prior dividend periods if such other class or series of Capital Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

(f)           Holders of shares of Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of Capital Stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided herein. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(g)          If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Capital Stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series B Preferred Stock shall be in the same proportion that the Total Dividends paid or made available to the holders of Series B Preferred Stock for such taxable year bears to the Total Dividends for such taxable year made with respect to all classes or series of Capital Stock outstanding.

(4)           Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Trust, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of Capital Stock of the Trust ranking, as to liquidation rights, junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock (and of the Excess Stock converted from Series B Preferred Stock, if any) shall be entitled to be paid out of the assets of the Trust legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) and the corresponding amounts payable on all shares of other classes or series of Capital Stock of the Trust ranking, as to liquidation rights, on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) and each such other class or series of shares of Capital Stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) will have no right or claim to any of the remaining assets of the Trust. The consolidation or merger of the Trust with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Trust.

(5)	Redemption.

(a)           Subject to Section (c)(9), shares of Series B Preferred Stock shall not be redeemable prior to June 19, 2008.

(b)            Subject to Section (c)(9), on or after June 19, 2008, the Trust, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon to and including the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Trust that will not result in a violation of the Ownership Limit. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series B Preferred Stock has been given, (ii) the funds necessary for such redemption have been irrevocably set aside by the Trust in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date dividends shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. Nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series B Preferred Stock at such price or prices as the Trust may determine, subject to the provisions of applicable law.

(c)          Unless full cumulative dividends on all Series B Preferred Stock shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Trust shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of Capital Stock of the Trust ranking, as to dividends or upon liquidation, on a parity with or junior to the Series B Preferred Stock (except by exchange for shares of Capital Stock of the Trust ranking, as to dividends and upon liquidation, junior to the Series B Preferred Stock); except that the Trust may purchase shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock or, subject to certain provisions of this Declaration, the Trust may, under certain circumstances, purchase shares of Series B Preferred Stock owned by a shareholder in excess of the Ownership Limit.

(d)           Notice of redemption shall be mailed by the Trust, postage prepaid, as of a date set by the Trust not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for the redemption of any Series B Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice. Each notice shall state (i) the redemption date; (ii) the redemption price and accrued and unpaid dividends payable on the redemption date; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the certificates for shares of Series B Preferred Stock are to be surrendered for payment of the redemption price and accrued and unpaid dividends payable on the redemption date; and (v) that dividends on the Series B Preferred Stock to be redeemed shall cease to accrue on such redemption date. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(e)           Immediately prior to any redemption of the Series B Preferred Stock, the Trust shall pay, in cash, any accumulated and unpaid dividends through the redemption date, whether or not declared, unless a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which event, notwithstanding the redemption of the Series B Preferred Stock prior to such Dividend Payment date, (i) each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date; and (ii) each holder of Series B Preferred Stock at the close of business on such redemption date shall be entitled to the dividend payable on such shares alter the end of the Dividend Period to which such

Dividend Record Date relates through and including the Redemption Date on the corresponding Dividend Payment Date.

(f)            The Series B Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

(g)           All shares of the Series B Preferred Stock redeemed or repurchased pursuant to this Section (c)(5) or otherwise shall be authorized but unissued shares of Series B Preferred Stock until reclassified into another class or series of Capital Stock.

(6)	Voting Rights.

(a)           Holders of the Series B Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section (c)(6).

(b)           Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series B Preferred Stock (voting as a single class with all other classes or series of parity preferred stock of the Trust upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional trustees of the Trust (the “Preferred Trustees”) at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such Series B Preferred Stock and Parity Preferred for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees will be increased by two trustees. If and when all accumulated dividends shall have been paid on such Series B Preferred Stock and all classes or series of Parity Preferred, the right of the holders of Series B Preferred Stock and the Parity Preferred to elect the Preferred Trustees shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Trustee so elected shall terminate and the entire Board of Trustees shall be reduced accordingly. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Trustee may be filled by written consent of the Preferred Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Trustees shall be entitled to one vote on any matter.

(c)           So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and each other class or series of Parity Preferred, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Capital Stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of’ the affairs of the Trust or reclassify any authorized shares of

Capital Stock of the Trust into such Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock; or (ii) amend, alter or repeal the provisions of this Declaration, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. Holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to (A) any increase, decrease or issuance from time to time of any class or series of Capital Stock of the Trust (including the Series B Preferred Stock), or (B) the creation or issuance from time to time of any additional classes or series of Capital Stock, in each case referred to in clause (A) or (B) above ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

(d)           The foregoing voting provisions of this Section (c)(6) shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(e)           In any matter in which the Series B Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

(7)           Conversion. The shares of Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Trust or any other entity except as provided in Article NINTH hereof.

(8)           Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Trust, the Series B Preferred Stock shall rank (i) senior to the Common Stock and to any other class or series of Capital Stock of the Trust other than any class or series referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of Capital Stock of the Trust the terms of which specifically provide that such class or series of Capital Stock ranks on a parity with the Series B Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust, and (iii) junior to any class or series of Capital Stock of the Trust ranking senior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust. For avoidance of doubt, debt securities of the Trust which are convertible into or exchangeable for shares of Capital Stock of the Trust shall not constitute a class or series of Capital Stock of the Trust.

(9)           Restrictions on Transfer, Acquisition and Redemption of Shares. The Series B Preferred Stock, being Equity Stock, is governed by and issued subject to all of the limitations, terms and conditions of this Declaration applicable to Equity Stock generally, including, but not limited to, the terms and conditions (including exceptions and exemptions) of Article NINTH hereof applicable to Equity Stock; provided, however, that (i) the terms and conditions (including exceptions and exemptions) of Article NINTH hereof applicable to Equity Stock shall also be applied to the Series B Preferred Stock separately and without regard to any other series or class, (ii) the reference to the “General Corporation Law of the State of Maryland” under subparagraph (b)(4) of Article NINTH hereof shall be to the “Maryland REIT Law,” (iii) the Equity Stock into which the Excess Stock is converted in subparagraph (b)(5)(A) of Article NINTH hereof shall be shares of Series B Preferred Stock, and (iv) the Market Price of the Series B Preferred Stock for purposes of subparagraphs (b)(5) and (b)(6) of Article NINTH hereof shall be determined by the definition under Section (c)(1) of this Article SIXTH. The foregoing sentence shall not be construed to limit to the Series B Preferred Stock the applicability of any other term or provision of this Declaration. In addition to the legend contemplated by subparagraph (a)(l0) of Article NINTH hereof, each certificate for Series B Preferred Stock shall bear substantially the following legend:

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

(10)        Exclusion of Other Rights. The Series B Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption other than expressly set forth in this Declaration.

(11)       Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(12)        Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Series B Preferred Stock set forth in this Section (c) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

(13)        No Preemptive Rights. No holder of Series B Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Capital Stock of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of Capital Stock of the Trust.

(d)           The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series C Preferred Shares of the Trust:

(1)           Number of Shares and Designation. The Series C Preferred Shares shall be a series of Preferred Stock designated as “6.50% Series C Cumulative Convertible Preferred Stock, par value $.0001 per share”, and the number of shares constituting such series shall be 3,100,000.

(2)           Definitions. For the purposes of this Section (d), the following terms shall have the following meanings:

“105% Trading Price Exception” shall have the meaning set forth in Section (d)(12)(k) of this Article SIXTH.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series C Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Gains Amount” shall have the meaning set forth in Section (d)(3)(g) of this Article SIXTH.

“Capital Stock” shall have the meaning set forth in Article NINTH hereof.

“Cash Amount” shall have the meaning set forth in Section (d)(6)(d)(5) of this Article SIXTH.

“Cash Settlement Average Period” shall have the meaning set forth in Section (6)(d) of this Article SIXTH.

“Closing Sale Price” shall mean with regard to shares of the Common Stock, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which shares of the Common Stock are traded or, if shares of the Common Stock are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated, or in the absence of such a quotation, the Trust shall determine the closing sale price, in good faith, on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Conversion Date” shall have the meaning set forth in Section (d)(6)(c) of this Article SIXTH.

“Conversion Notice” shall have the meaning set forth in Section (d)(6)(c) of this Article SIXTH.

“Conversion Price” shall mean, as of any day, a per share amount equal to the quotient of the liquidation preference amount of a share of Series C Preferred Shares on that day divided by the Conversion Rate on such day.

“Conversion Rate” shall have the meaning set forth in Section (d)(6)(a) of this Article SIXTH.

“Conversion Retraction Period” shall have the meaning set forth in Section (d)(6)(d) of this Article SIXTH.

“Conversion Right” shall have the meaning set forth in Section (d)(6)(a) of this Article SIXTH.

“Conversion Value” shall mean an amount equal to the product of the applicable Conversion Rate (as adjusted) multiplied by the arithmetic average of the Closing Sale Prices of the Common Stock during the Cash Settlement Averaging Period.

“Current Market Price” shall have the meaning set forth in Section (d)(7)(g) of this Article SIXTH.

“Distributed Assets” shall have the meaning set forth in Section (d)(7)(d) of this Article SIXTH.

“Dividend Payment Date” shall mean, with respect to each Dividend Period, the fifteenth day of February, May, August and November of each year, commencing on February 15, 2005.

“Dividend Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include December 31, 2004).

“Dividend Record Date” shall mean the date designated by the Board of Trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date.

“Dividend Threshold Amounts” shall mean the amounts set forth in the table below; provided, however that the Dividend Threshold Amounts are subject to adjustment under the same circumstances and by the same mechanisms under which the Conversion Rate is subject to adjustment pursuant to Sections (d)(7)(a), (d)(7)(b), (d)(7)(c) and (d)(7)(d) of this Article SIXTH.

$0.36 per common share through and including November 15, 2005

$0.37 per common share from November 16, 2005 thru and including November 15, 2006

$0.38 per common share thereafter

“DTC” shall have the meaning set forth in Section (d)(6)(c) of this Article SIXTH.

“Equity Stock” shall have the meaning set forth in Article NINTH hereof.

“Event” shall have the meaning set forth in Section (d)(5) of this Article SIXTH.

“Expiration Time” shall have the meaning set forth in Section (d)(7)(f) of this Article SIXTH.

“Fair Market Value” shall have the meaning set forth in Section (d)(7)(g) of this Article SIXTH.

“Fundamental Change” shall have the meaning set forth in Section (d)(12)(j) of this Article SIXTH.

“Fundamental Change Repurchase Date” shall have the meaning set forth in Section (d)(12)(a) of this Article SIXTH.

“Fundamental Change Repurchase Price” shall have the meaning set forth in Section (d)(12)(a) of this Article SIXTH.

“Liquidation Preference Conversion Settlement Election” shall have the meaning set forth in Section (d)(6)(d) of this Article SIXTH.

“Nasdaq” shall mean National Association of Securities Dealers Automated Quotation System.

“Non-electing Share” shall have the meaning set forth in Section (d)(8)(c) of this Article SIXTH.

“Notice” shall have the meaning set forth in Section (d)(6)(b) of this Article SIXTH.

“OP Units” shall mean operating partnership units of Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P. not owned by the Trust or any of its consolidated subsidiaries and which by their terms of issuance are exchangeable for shares of Common Stock on a one-to-one basis.

“Original Issue Date” shall mean December 8, 2004.

“Ownership Limit” shall have the meaning set forth in Article NINTH hereof.

“Parity Preferred” shall have the meaning set forth in Section (d)(5) of this Article SIXTH.

“Preferred Dividend Default” shall have the meaning set forth in Section (d)(5) of this Article SIXTH.

“Preferred Trustees” shall have the meaning set forth in Section (d)(5) of this Article SIXTH.

“Public Acquirer Change of Control” shall have the meaning set forth in Section (d)(11)(f) of this Article SIXTH.

“Public Acquirer Common Stock” shall have the meaning set forth in Section (d)(12)(g) of this Article SIXTH.

“Record Date” shall have the meaning set forth in Section (d)(7)(g) of this Article SIXTH.

“Reference Period” shall have the meaning set forth in Section (d)(7)(d) of this Article SIXTH.

“Repurchase Right” shall have the meaning set forth in Section (d)(12)(a) of this Article SIXTH.

“Series B Preferred Shares” shall mean the Series B Preferred Stock.

“Settlement Notice Period” shall have the meaning set forth in Section (d)(6)(d) of this Article SIXTH.

“Spin-Off” shall have the meaning set forth in Section (d)(7)(d) of this Article SIXTH.

“Total Dividends” shall have the meaning set forth in Section (d)(3) of this Article SIXTH.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

“Trust Conversion Option” shall have the meaning set forth in Section (d)(6)(b) of this Article SIXTH.

“Trust Conversion Option Date” shall have the meaning set forth in Section (d)(6)(b) of this Article SIXTH.

“Undisrupted Trading Day” shall mean a Trading Day on which trading of shares of Common Stock does not experience any of the following during the one hour period ending at the conclusion of the regular Trading Day:

(a)           any suspension of or limitation imposed on the trading of shares of Common Stock on any United States national or regional securities exchange or association or over-the-counter market;

(b)           any event (other than an event listed in clause (3) below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for shares of Common Stock on any relevant United States national or regional securities exchange or association or over-the-counter market or (ii) effect transactions in or obtain market values for futures or options contracts relating to shares of Common Stock on any relevant United States national or regional securities exchange or association or over-the-counter market; or

(c)           any relevant United States national or regional securities exchange or association or over-the-counter market on which shares of Common Stock trade closes on any Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange or (ii) the submission deadline for orders to be entered into the exchange for execution on such Trading Day.

(3)	Dividends and Distributions.

(a)          Subject to the preferential rights of the holders of any class or series of Capital Stock of the Trust ranking senior to the Series C Preferred Shares as to dividends, the holders of the Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.50% per annum of the $50.00 liquidation preference per share of the Series C Preferred Shares (equivalent to the annual rate of $3.25 per share of the Series C Preferred Shares). Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing February 15, 2004 in respect of the quarterly distribution periods ending on December 31, March 31, June 30, and September 30, respectively; provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The dividend payable on the Series C Preferred Shares on February 15, 2005 shall be a pro rata dividend from the Original Issue Date to December 31, 2004 in the amount of $0.2167 per share. The amount of any dividend payable on the Series C Preferred Shares for each full Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of any dividend payable on the Series C Preferred Shares for any partial Dividend Period other than the initial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Trust at the close of business on the applicable Dividend Record Date, which shall be a date determined by the Board of Trustees that is not more than thirty (30) days nor less than ten (10) days before the Dividend Payment Date.

(b)           No dividends on the Series C Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything contained herein to the contrary, dividends on the Series C Preferred Shares shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.

(d)           Except as provided in Section (d)(3)(e) below, unless full cumulative dividends on the Series C Preferred Shares for all past dividend periods and the then current dividend period shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for such payment, (i) no dividends, other than distributions in kind on the Common Stock or other capital shares ranking junior to the Series C Preferred Shares as to distributions and upon liquidation, shall be declared or paid or set apart for payment and no other dividend or distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock, Series B Preferred Shares or shares of any other class or series of Capital Stock of the Trust ranking, as to dividends, on a parity with or junior to the Series C Preferred Shares (other than pro rata dividends on Series B Preferred Shares or other preferred shares ranking on parity as to distributions with the Series C Preferred Shares) for any period, nor (ii) shall any shares of Common Stock or any other shares of any other class or series of Capital Stock of the Trust ranking, as to dividends or upon liquidation, on a parity with or junior to the Series C Preferred Shares, including without limitation the Series B Preferred Shares, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of any class or series of Capital Stock of the Trust ranking junior to the Series C Preferred Shares as to dividends and upon liquidation and except for the acquisition of shares made pursuant to the provisions of Article NINTH hereof).

(e)           When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and the shares of any other class or series of Capital Stock ranking, as to dividends, on a parity with the Series C Preferred Shares, including, without limitation the Series B Preferred Shares, all dividends declared upon the Series C Preferred Shares and each such other class or series of Capital Stock ranking, as to dividends, on a parity with the Series C Preferred Shares including, without limitation the Series B Preferred Shares, shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Shares and such other class or series of Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Shares and such other class or series of Capital Stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of Capital Stock for prior dividend periods if such other class or series of Capital Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears.

(f)            Holders of shares of Series C Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of Capital Stock, in excess of full cumulative dividends on the Series C Preferred Shares as provided herein. Any dividend payment made on the Series C Preferred Shares shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series C Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.

(g)           If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Capital Stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series C Preferred Shares shall be in the same proportion that the Total Dividends paid or made available to the holders of Series C Preferred Shares for such taxable year bears to the Total Dividends for such taxable year made with respect to all classes or series of Capital Stock outstanding.

(4)           Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Trust, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of Capital Stock of the Trust ranking, as to liquidation rights, junior to the Series C Preferred Shares, the holders of shares of Series C Preferred Shares (and of the Excess Stock converted from Series C Preferred Shares, if any) shall be entitled to be paid out of the assets of the Trust legally available for distribution to its stockholders a liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Shares (and the Excess Stock converted from Series C Preferred Shares, if any) and the corresponding amounts payable on all shares of other classes or series of Capital Stock of the Trust ranking, as to liquidation rights, on a parity with the Series C Preferred Shares, including without limitation the Series B Preferred Shares, in the distribution of assets, then the holders of the Series C Preferred Shares (and the Excess Stock converted from Series C Preferred Shares, if any) and each such other class or series of shares of Capital Stock ranking, as to liquidation rights, on a parity with the Series C Preferred Shares, including without limitation the Series B Preferred Shares, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series C Preferred Shares (and the Excess Stock converted from Series C Preferred Shares, if any) at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares (and the Excess Stock converted from Series C Preferred Shares, if any) will have no right or claim to any of the remaining assets of the Trust. The consolidation or merger of the Trust with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Trust.

(5)	Voting Rights.

(a)           Holders of the Series C Preferred Shares shall not have any voting rights, except as provided by applicable law and as set forth in this Section (d)(5).

(b)          Whenever dividends on any shares of Series C Preferred Shares shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series C Preferred Shares (voting as a single class with all other classes or series of parity preferred stock of the Trust upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional trustees of the Trust (the “Preferred Trustees”) at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such Series C Preferred Shares and Parity Preferred for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees will be increased by two trustees. Notwithstanding the foregoing, if, prior to the election of any additional trustees in the manner set forth herein, all accumulated dividends are paid on the Series C Preferred Shares, the Series B Preferred Shares and all other Parity Preferred, no such additional trustees shall be so elected. If and when all accumulated dividends shall have been paid on such Series C Preferred Shares and all classes or series of Parity Preferred, the right of the holders of Series C Preferred Shares and the Parity Preferred to elect the Preferred Trustees shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Trustee so elected shall immediately terminate and the entire Board of Trustees shall be reduced accordingly. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Trustee may be filled by written consent of the Preferred Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Shares and Parity Preferred when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Trustees shall be entitled to one vote on any matter.

(c)           So long as any shares of Series C Preferred Shares remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series C Preferred Shares and each other class or series of Parity Preferred, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Capital Stock ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Trust or reclassify any authorized shares of Capital Stock of the Trust into such Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock; or (ii) amend, alter or repeal the provisions of this Declaration, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Shares remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series C Preferred Shares, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. Holders of shares of Series C Preferred Shares shall not be entitled to vote with respect to (A) any increase, decrease or issuance from time to time of any class or series of Capital Stock of the Trust (including the Series C Preferred Shares), or (B) the creation or issuance from time to time of any additional classes or series of Capital Stock, in each case referred to in clause (A) or (B) above ranking on a parity with or junior to the Series C Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

(d)           The foregoing voting provisions of this Section (d)(5) shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Shares are subject to the Company Conversion Option upon proper notice and sufficient Common Stock (or if the Trust has elected to make the settlement in cash, sufficient funds) shall have been deposited in trust to effect such Company Conversion Option.

(e)           In any matter in which the Series C Preferred Shares may vote (as expressly provided herein or as may be required by law), each share of Series C Preferred Shares shall be entitled to one vote per $25.00 of liquidation preference (or two (2) votes per $50.00 of liquidation preference).

(6)	Conversion.
(a)	Conversion Rights.

(1)           Subject to and upon compliance with the provisions of this Section (d)(6), a holder of any share or shares of Series C Preferred Shares shall have the right, at its option, to convert all or any portion of such holder’s outstanding Series C Preferred Shares (the “Conversion Right”), subject to the conditions described below, into the number of fully paid and non-assessable shares of Common Stock initially at a conversion rate of 1.8643 shares of Common Stock per $50.00 liquidation preference (the “Conversion Rate”), which is equivalent to an initial Conversion Price of approximately $26.82 per common share (subject to adjustment in accordance with the provisions of Section (d)(7) of this Article SIXTH); provided, however, that the Trust shall have the right to elect to deliver cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock in accordance with the provisions of this Section (d)(6). Such holder shall surrender to the Trust such Series C Preferred Shares to be converted in accordance with the provisions in subparagraphs (b) and (c) of this Section (d)(6), as applicable.

(2)           In connection with the conversion of any Series C Preferred Shares, no fractional shares of Common Stock will be issued, but the Trust shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price on the Trading Day immediately prior to the Conversion Date or the Company Conversion Option Date. If more than one Series C Preferred Share will be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those Series C Preferred Shares will be computed on the basis of the total number of Series C Preferred Shares so surrendered.

(3)           A holder of Series C Preferred Shares is not entitled to any rights of a holder of shares of Common Stock until that holder has converted its Series C Preferred Shares, and only to the extent the Series C Preferred Shares are deemed to have been converted to shares of Common Stock in accordance with the provisions of this Section (d)(6).

(4)           The Trust shall, prior to issuance of any Series C Preferred Shares hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Series C Preferred Shares then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Series C Preferred Shares would be held by a single holder). The Trust covenants that all Common Stock which may be issued upon conversion of Series C Preferred Shares shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section (d)(6)(c) of this Article SIXTH, taxes with respect to the issue thereof. The Trust further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any other automated quotation system, the Trust will, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series C Preferred Shares. Before the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series C Preferred Shares, the Trust shall comply with all applicable federal and state laws and regulations that require action to be taken by the Trust.

(b)	Company Conversion Option.

(1)           On or after November 16, 2009, the Trust shall have the option to cause all of the outstanding shares of Series C Preferred Shares to be automatically convened into that number of shares of Common Stock that are issuable at the Conversion Rate (as adjusted) (“Company Conversion Option”). The Trust may exercise the Company Conversion Option only if the Closing Sale Price equals or exceeds 125% of the Conversion Price of the Series C Preferred Shares for at least twenty (20) Trading Days in a period of thirty (30) consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day prior to the Trust’s issuance of a press release announcing the Company Conversion Option in accordance with this Section (d).

(2)           To exercise the Company Conversion Option right set forth in this Section (d)(6)(b), the Trust must issue a press release for publication on the Dow

Jones & Company, Inc. Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section (d)(6)(b)(1) of this Article SIXTH shall have been satisfied, announcing such a Company Conversion Option. The Trust shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series C Preferred Shares (“Notice”) (not more than four (4) Trading Days after the date of the press release) of the Company Conversion Option announcing the Trust’s intention to exercise the Company Conversion Option. The Trust shall select a conversion date (the “Company Conversion Option Date”), which date shall be no more than five (5) days after the date on which the Trust issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Company Conversion Option shall state, as appropriate: (i) the Company Conversion Option Date; (ii) the number of shares of Common Stock to be issued upon conversion of each Series C Preferred Share; (iii) the number of Series C Preferred Shares to be converted; and (iv) that dividends on the Series C Preferred Shares to be converted will cease to accrue on the Company Conversion Option Date.

(3)           In addition to the Company Conversion Option Right set forth in this Section (d)(6)(b), if there are fewer than 25,000 shares of Series C Preferred Shares outstanding, the Trust shall have the option, at any time on or after November 16, 2009, to cause all of the outstanding shares of the Series C Preferred Shares to be automatically converted into that number of shares of Common Stock equal to $50.00 (the liquidation preference per share of Series C Preferred Shares) divided by the lesser of (i) the then prevailing Conversion Price and (ii) the Current Market Price for the five Trading Day period ending on the second Trading Day immediately prior to the Company Conversion Option Date. The provisions of Section (d)(6)(b) shall apply to the Company Conversion Option Right set forth in this Section (d)(6)(b)(3), provided, however, that (1) the Company Conversion Option Date shall not be less than 15 days nor more than 30 days after the date on which the Trust issues a press release announcing such Company Conversion Option and (2) the press release and notice of Company Conversion Option shall not state the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred Shares.

(4)           Subject to the terms of Section (d)(6)(b)(8) of this Article SIXTH, upon exercise of the Company Conversion Option and surrender of the Series C Preferred Shares by a holder thereof, the Trust shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which a holder of the Series C Preferred Shares being converted, or a holder’s transferee, will be entitled and (b) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section (d)(6)(a)(2).

(5)           Each conversion shall be deemed to have been made at the close of business on the Company Conversion Option Date so that the rights of the holder thereof as to the Series C Preferred Shares being converted will cease except for the right to receive the Conversion Value, and, if applicable, the person entitled to receive shares of Common Stock will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(6)           In lieu of the foregoing procedures, if the Series C Preferred Shares are held in global form, each holder of beneficial interest in Series C Preferred Shares must comply with the procedures of The Depository Trust Company (“DTC”) to convert such holder’s beneficial interest in respect of the Series C Preferred Shares evidenced by a global share of the Series C Preferred Shares.

(7)           In case any Series C Preferred Shares are to be converted pursuant to this Section (d)(6)(b), such holder’s right to voluntarily convert its Series C Preferred Shares shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Company Conversion Option Date.

(8)           Notwithstanding any other provision contained herein, in connection with the Trust’s election to exercise the Company Conversion Option under this Section (d)(6)(b), the Trust shall have the right to elect to deliver to holders of shares of Series C Preferred Shares in lieu of shares of Common Stock, an equivalent amount of’ cash or a combination of cash and shares of Common Stock generally in accordance with Section (d)(6)(d) of this Article SIXTH without reference to those provisions applicable solely to a Conversion Right, including, without limitation, Sections (d)(6)(d)(4)(ii) and (d)(6)(d)(4)(iii), which are only applicable to a Conversion Right.

(c)	Conversion Right Procedures.

(1)           In order to exercise a Conversion Right, a holder of the Series C Preferred Shares may convert any or all of such shares by surrendering to the Trust at its principal office or at the office of the transfer agent of the Trust, as may be designated by the Board of Trustees, the certificate or certificates for the Series C Preferred Shares to be converted accompanied by a written notice stating that the holder of Series C Preferred Shares elects to convert all or a specified whole number of those shares in accordance with this Section (d)(6)(c) and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued (“Conversion Notice”). In case the notice specifies that the shares of Common Stock are to be issued in a name or names other than that of the holder of Series C Preferred Shares, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, the Trust shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Series C Preferred Shares.

(2)           As promptly as practicable after the surrender of the certificate or certificates for the Series C Preferred Shares as aforesaid, the receipt of the Conversion Notice and payment of all required transfer taxes, if any, or the demonstration to the Trust’s satisfaction that those taxes have been paid, subject to the terms of Section

(d)(6)(d) of this Article SIXTH, the Trust shall issue and shall deliver or cause to he issued and delivered to such holder, or to such other person on such holder’s written order (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder of the Series C Preferred Shares being converted, or the holder’s transferee, will be entitled, (b) if less than the full number of Series C Preferred Shares evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series C Preferred Shares evidenced by the surrendered certificate or certificates, less the number of shares being converted and (c) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section (d)(6)(a)(2) of this Article SIXTH.

(3)           Each conversion shall be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of the Series C Preferred Shares to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series C Preferred Shares being converted will cease except for the right to receive the Conversion Value, and, if applicable, the person entitled to receive shares of Common Stock will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(4)           In lieu of the foregoing procedures, if the Series C Preferred Shares are held in global form, each holder of beneficial interest in Series C Preferred Shares must comply with the procedures of The Depository Trust Company (“DTC”) to convert such holder’s beneficial interest in respect of the Series C Preferred Shares evidenced by a global share of the Series C Preferred Shares.

(5)           If a holder of Series C Preferred Shares has exercised its right to require the Trust to repurchase shares of Series C Preferred Shares in accordance with Section (d)(12) of this Article SIXTH, such holder’s Conversion Rights with respect to the Series C Preferred Shares so subject to repurchase shall expire at 5:00PM, New York City time, on the Trading Day immediately preceding the repurchase date, unless the Trust defaults on the payment of the purchase price. If a holder of Series C Preferred Shares has submitted any such share for repurchase, such share may be converted only if such holder submits a notice of withdrawal or complies with applicable DTC procedures.

(d)	Settlement Upon Conversion.

(1)           Pursuant to the procedures set forth in this Section (d)(6)(d), upon a conversion, the Trust shall have the right to deliver the Conversion Value, in lieu of shares of Common Stock, in cash or a combination of cash and shares of Common Stock.

(2)           The Trust can elect at any time to obligate itself to satisfy solely in cash the portion of the Conversion Value that is equal to 100% of the liquidation preference amount of shares of Series C Preferred Shares, with any remaining amount of the Conversion Value to be satisfied in cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Trust’s election. If the Trust elects to do so, the Trust shall notify holders of the Series C Preferred Shares at any time that the Trust intends to settle in cash the portion of the Conversion Value that is equal to the liquidation preference amount of shares of Series C Preferred Shares (the “Liquidation Preference Conversion Settlement Election”). This notification, once provided to holders of Series C Preferred Shares, shall be irrevocable and shall apply to future conversions of shares of Series C Preferred Shares even if such shares cease to be convertible but subsequently become convertible again.

(3)           Except to the extent the Trust makes a Liquidation Preference Conversion Settlement Election, the Trust shall not be required to notify holders of shares of Series C Preferred Shares of the method for settling the Trust’s conversion obligation relating to the Conversion Value or, if the Trust shall have made a Liquidation Preference Conversion Settlement Election, the excess of the Trust’s conversion obligation relating to the portion of the Conversion Value above the liquidation preference amount, if any, until the shares of Series C Preferred Shares are submitted for conversion.

(4)           If the Trust receives a Conversion Notice from a holder of Series C Preferred Shares, the following procedures shall apply:

(i)             Settlement of the Trust’s conversion obligation that is equal to 100% of the liquidation preference amount of Series C Preferred Shares shall be according to the Liquidation Preference Conversion Settlement Election, if any, already made.

(ii)            The Trust shall provide Notice to any holders of Series C Preferred Shares exercising a Conversion Right, at any time on the date that is three Trading Days following receipt of such holder’s Conversion Notice (the “Settlement Notice Period”), if the Trust elects to settle its conversion obligation in any method other than the issuance solely of shares of Common Stock, and such notice shall set forth the method the Trust chooses to settle its conversion obligation or, if the Trust has made a Liquidation Preference Conversion Settlement Election, the method the Trust chooses to settle the excess of its conversion obligation. In addition, the Trust shall indicate whether settlement of any excess conversion obligation will be solely in shares of Common Stock, solely in cash or a combination of cash and shares of Common Stock. If the Trust elects to settle the conversion obligation in a combination of cash and shares of Common Stock, the Trust shall specify the percentage of the conversion obligation relating to the shares of Series C Preferred Shares surrendered for conversion that the Trust shall pay in cash. Any portion of the Trust’s conversion obligation which the Trust has not decided to settle in cash shall be settled in shares of Common Stock (except that the Trust shall pay cash in lieu of issuing any fractional shares). The Trust shall treat all holders of Series C Preferred Shares converting on the same Trading Day in the same manner. The Trust shall not, however, have any obligation to settle its conversion obligation, except to the extent the Trust has made a Liquidation Preference Conversion Settlement Election, arising on different Trading Days in the same manner.

No Notice shall be required if the Trust is settling its conversion obligation solely in Common Stock (other than cash in lieu of issuing fractional shares).

(iii)           If the Trust timely elects to pay cash for any portion of the conversion obligation, the holder of Series C Preferred Shares may retract its Conversion Notice at any time during the two Trading Day period beginning on the Trading Day after the final day of the Settlement Notice Period (the “Conversion Retraction Period”); no such retraction can be made (and a Conversion Notice shall be irrevocable) if the Trust does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares) or if the Trust has previously made a Liquidation Preference Conversion Settlement Election.

(iv)          Settlement that is solely in shares of Common Stock of the Trust’s conversion obligation shall occur as soon as practicable, but in any event not more than three Trading Days after the Conversion Date.

(v)           Settlement of any portion of the Trust’s conversion obligation, including the portion of the Conversion Value that is equal to 100% of the liquidation preference amount or the excess conversion obligation, in cash or in a combination of cash and shares of Common Stock shall occur on the third Trading Day following the final day of the 20-Trading Day period beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).

(5)	Settlement amounts shall be computed as follows:

(i)             If the Trust elects to satisfy the entire conversion obligation, including the Conversion Value that is equal to 100% of the liquidation preference amount and the excess conversion obligation, solely in shares of Common Stock (other than with respect to fractional shares), the Trust shall deliver to the holder of Series C Preferred Shares, for each Series C Preferred Share, a number of shares of Common Stock equal to the applicable Conversion Rate (as adjusted).

(ii)            If the Trust elects to satisfy the entire conversion obligation, including the Conversion Value that is equal to 100% of the liquidation preference amount and the excess conversion obligation, solely in cash, the Trust shall deliver to the holder of Series C Preferred Shares, for each Series C Preferred Share, cash in an amount equal to the Conversion Value.

(iii)           If the Trust elects to satisfy the conversion obligation, including the Conversion Value that is equal to 100% of the liquidation preference amount and the excess conversion obligation, in a combination of cash and shares of Common Stock, the Trust shall deliver to the holder of Series C Preferred Shares, for Series C Preferred Share:

(A)          a cash amount (the “Cash Amount”) (excluding any cash paid for fractional shares) equal to the sum of: (I) the product of $50.00 multiplied by the percentage of the liquidation preference amount to be satisfied in cash, plus (II) if greater than zero, the product of (i) the amount of cash that would be paid pursuant to Section (d)(6)(d)(5)(ii) above minus $50.00 and (ii) the percentage of the excess conversion obligation above the liquidation preference amount to be satisfied in cash; and

(B)          a number of shares of Common Stock equal to the difference between: (1) the number of shares that would be issued pursuant to Section (d)(6)(d)(5)(i) above, minus (II) the number of shares equal to the quotient of (i) the cash amount pursuant to Section (d)(6)(d)(5)(iii)(A) above divided by (ii) the arithmetic average of the Closing Sale Prices of shares of Common Stock during the Cash Settlement Averaging Period.

(6)           If any Trading Day during a Cash Settlement Averaging Period is not an Undisrupted Trading Day, then determination of the Closing Sales Price for that day shall be delayed until the next Undisrupted Trading Day on which a pricing is not otherwise observed (that is, such day shall not count as one of the 20 Trading Days that constitute the Cash Settlement Averaging Period). If this would result in a price being observed later than the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Board of Trustees shall determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the Common Stock’s value on that date.

(e)	Payment of Dividends.
(1)	Optional Conversion

(i)             If a holder of Series C Preferred Shares exercises a Conversion Right, upon delivery of the Series C Preferred Shares for conversion, those Series C Preferred Shares shall cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and the holder will not receive any cash payment representing accrued and unpaid dividends of the Series C Preferred Shares, except in those limited circumstances discussed in this Section (d)(6)(e). Except as provided herein, the Trust shall make no payment for accrued and unpaid dividends, whether or not in arrears, on Series C Preferred Shares converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(ii)            If the Trust receives a Conversion Notice before the close of business on a Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series C Preferred Shares on the corresponding Dividend Payment Date.

(iii)           If the Trust receives a Conversion Notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date accrued dividends on those Series C Preferred Shares, notwithstanding the conversion of those Series C Preferred Shares prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series C Preferred Shares for conversion, the holder shall pay to the Trust an amount equal to the dividend that has accrued and that will be paid on the related Dividend Payment Date.

(iv)          A holder of Series C Preferred Shares on a Dividend Record Date who exercises its Conversion Right and converts such Series C Preferred Shares into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such Series C Preferred Shares on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of Series C Preferred Shares.

(v)           If the Trust receives a Conversion Notice on or before the close of business on a Dividend Record Date or follow such Dividend Record Date but before the Dividend Payment Date therefore, and the settlement date for any shares of Common Stock to be issued upon such conversion is after the close of business on the record date for the payment of dividends for the corresponding period on such Common Stock, such holder shall be entitled to receive such Common Stock dividends upon the next payment date of dividends on the Common Stock as if it were the holder of such Common Stock on such record date.

(2)	Company Conversion Option

(i)             If the Trust exercises the Company Conversion Option, whether the Company Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid dividend which are in arrears as of the Company Conversion Option Date shall be payable to the holder of the converted shares.

(ii)            If the Trust exercises the Company Conversion Option and the Company Conversion Option Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.

(iii)         If the Trust exercises the Company Conversion Option and the Company Conversion Option Date is a date that is on, or after the close of business on, any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series C Preferred Shares called for conversion on such date, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

(7)	Adjustment of Conversion Rate.

(a)           In case the Trust shall, at any time or from time to time after the Original Issue Date while any of the Series C Preferred Shares are outstanding, issue Common Stock as a dividend or distributions to all or substantially all holders of Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(1)           the numerator of which shall be the sum of the total number of shares of Common Stock and OP Units outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and

(2)           the denominator of which shall be the number of shares of Common Stock and OP Units outstanding at the close of business on such Record Date.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section (d)(7)(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)           In case the Trust shall, at any time or from time to time after the Original Issue Date while any of the Series C Preferred Shares are outstanding, subdivide, reclassify or split its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification or split becomes effective shall be proportionately increased, and, conversely, in case the Trust shall, at any time or from time to time after the Original Issue Date while any of the Series C Preferred Shares are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification, split or combination becomes effective, so that the holder of any Series C Preferred Share thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Series C Preferred Share been converted immediately prior to the happening of such event adjusted as a result of such event.

(c)           In case the Trust shall, at any time or from time to time after the Original Issue Date while any of the Series C Preferred Shares are outstanding, issue rights or warrants for a period expiring within 60 days to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the announcement by public notice of such issuance or distribution (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(1)           the numerator of which shall be the number of shares of Common Stock and OP Units outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

(2)           the denominator of which shall be the number of shares of Common Stock and OP Units outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Stock.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such determination. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the

Conversion Rate which would then be in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Trustees.

(d)           (A)         In case the Trust shall, at any time or from time to time after the Original Issue Date while any of the Series C Preferred Shares are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Trust is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of its indebtedness or other assets, including securities, (including capital stock of any subsidiary of the Trust) but excluding (i) dividends or distributions of Common Stock referred to in Section (d)(7)(a) of this Article SIXTH, (ii) any rights or warrants referred to in Section (d)(7)(c), (iii) dividends and distributions paid exclusively in cash referred to in Section (d)(7)(e) and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, combination, sale or conveyance to which Section (d)(8) applies, (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section (d)(7)(d) called the “Distributed Assets”), then, in each such case, subject to subparagraphs (D) and (E) of this Section (d)(7)(d), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(1)          the numerator of which shall be the Current Market Price; and

(2) the denominator of which shall be such Current Market Price, less the Fair Market Value on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Record Date) on such date.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(B)          If the Board of Trustees determines the Fair Market Value of any distribution for purposes of this Section (d)(7)(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to this

Section (d)(7)(d) to the extent possible, unless the Board of Trustees determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the Series C Preferred Shares.

(C)          In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Trust’s subsidiaries (a “Spin Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Oft Fair Market Value of the securities distributed in the Spin Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

(D)          Rights or warrants distributed by the Trust to all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase equity securities of the Trust (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section (d)(7)(d) (and no adjustment to the Conversion Rate under this Section (d)(7)(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section (d)(7)(d):

(1)           in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase; and

(2)           in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(E)         For purposes of this Section (d)(7)(d) and Section (d)(7)(a), Section (d)(7)(b) and Section (d)(7)(c), any dividend or distribution to which this Section (d)(7)(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section (d)(7)(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section (d)(7)(c) applies (or any combination thereof), shall be deemed instead to be:

(1)           a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section (d)(7)(a), Section (d)(7)(b) and Section (d)(7)(c) apply, respectively (and any Conversion Rate adjustment required by this Section (d)(7)(d) with respect to such dividend or distribution. shall then be made), immediately followed by

(2)           a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section (d)(7)(a), Section (d)(7)(b) and Section (d)(7)(c) with respect to such dividend or distribution shall then be made), except:

(i)             the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section (d)(7)(a), (ii) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section (d)(7)(b), and (iii) as “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section (d)(7)(c); and

(ii)            any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

(e)           In case the Trust shall, at any time or from time to time after the Original Issue Date while any of the Series C Preferred Shares are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock during any quarterly fiscal period, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section (d)(8) of this Article SIXTH applies or as part of a distribution referred to in Section (d)(7)(d)) in excess of the “Dividend Threshold Amounts”, then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be adjusted based on the following formula:

(1)	CR1 = CRo x (SP/(SP-DI)) where,

(i)             CRo = the Conversion Rate in effect immediately prior to the Record Date for such distribution;

(ii)            CR1 = the Conversion Rate in effect immediately after the Record Date for such distribution;

(iii)           SP = the average of the Closing Sale price per share of Common Stock over the ten (10) consecutive Trading Day period prior to the Trading Day immediately preceding the earlier of the Record Date or the ex-dividend date of such cash excess dividend or cash excess distribution; and

(iv)          DI = the amount in cash per share the Trust distributes to holders of shares of Common Stock that exceeds the Dividend Threshold Amounts (with such Dividend Threshold Amounts appropriately adjusted from time to time as provided in this Section (d)(7)).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.

(f)            In case the Trust or any of its subsidiaries purchase shares of Common Stock pursuant to a tender offer or exchange offer that involves an aggregate consideration that exceeds 10%. of the aggregate market value of the Common Stock on the expiration of such tender offer or exchange offer (the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(1)           the numerator of which shall be the sum of (x) the product of (i) the number of shares of Common Stock and OP Units outstanding (excluding any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, and (y) the Fair Market Value of the aggregate consideration payable to stockholders based on acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time; and

(2)           the denominator of which shall be the product of the number of shares of Common Stock and OP Units outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Trust is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Trust does not effect any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section (d)(7)(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section (d)(7)(f).

(g)           For purposes of Section (d)(7) of this Article SIXTH, the following terms shall have the meanings indicated:

“Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

(1)           the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation of Current Market Price) that requires an adjustment to the Conversion Rate pursuant to Section (d)(7)(a), Section (d)(7)(b), Section (d)(7)(c), Section (d)(7)(d), Section (d)(7)(e) or Section (d)(7)(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(2)           the “ex” date for any event (other than the issuance or distribution requiring such computation of Current Market Price) that requires an adjustment to the Conversion Rate pursuant to Section (d)(7)(a), Section (d)(7)(b), Section (d)(7)(c), Section (d)(7)(d), Section (d)(7)(e) or Section (d)(7)(f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(3)           the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Trustees in a manner consistent with any determination of such value for purposes of Section (d)(7)(d), Section (d)(7)(e) or Section (d)(7)(f) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section (d)(7), if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section (d)(7)(a), Section (d)(7)(b), Section (d)(7)(c), Section (d)(7)(d), Section (d)(7)(e) or Section (d)(7)(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(i)             with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

(ii)            with respect to any subdivision, split or combination of Common Stock, means the first date on which the Common Stock trade regular way on such exchange or in such market after the time at which such subdivision, split or combination becomes effective; and

(iii)           with respect to any tender offer or exchange offer, means the first date on which the Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section (d)(7), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section (d)(7) and to avoid unjust or inequitable results as determined in good faith by the Board of Trustees.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Trustees, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Series C Preferred Shares).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees or by statute, contract or otherwise).

(h)           The Trust shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section (d)(7)(a), Section (d)(7)(b), Section (d)(7)(c), Section (d)(7)(d), Section (d)(7)(e) or Section (d)(7)(f), if the Board of Trustees determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.

(i)           To the extent permitted by law, the Trust may, from time to time, increase the Conversion Rate for a period of at least twenty (20) Trading Days if the Board of Trustees determines that such an increase would be in the Trust’s best interests. Any such determination by Board of Trustees shall be conclusive. The Trust shall give holders of Series C Preferred Shares at least fifteen (15) Trading Days’ notice of any increase in the Conversion Rate.

(j)            The Trust will not adjust the Conversion Rate pursuant to this Section (d)(7) to the extent that the adjustments would reduce the Conversion Price below $0.0001. The Trust shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent shall be carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described in this Section (d)(7), the Trust shall not adjust the Conversion Rate for any issuance of our shares of Common Stock or any securities convertible into or exchangeable or exercisable for its shares of Common Stock or rights to purchase its shares of Common Stock or such convertible, exchangeable or exercisable securities.

(k)           In the event that at any time, as a result of an adjustment made pursuant to this Section (d)(7), the holder of any Series C Preferred Shares thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Trust other than Common Stock into which the Series C Preferred Shares originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Series C Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (m) of this Section (d)(7), and any other applicable provisions of Section (d) this Article SIXTH with respect to the Common Stock shall apply on like or similar terms to any such other shares.

(l)             To the extent the Trust has a rights plan in effect upon conversion of the Series C Preferred Shares into shares of Common Stock, the holder will receive (except to the extent the Trust settles its conversion obligations in cash), in addition to the shares of Common Stock, the rights under the rights plan unless the rights have separated from the shares of Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if the Trust made a distribution referred to in Section (d)(7)(d) above (without regard to any of the exceptions there).

(8)           Consolidation or Merger of the Trust. If any of the following events occurs, namely:

(a)           any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)          any merger, consolidation, statutory share exchange or combination of the Trust with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(c)           any sale or conveyance of all or substantially all of the properties and assets of the Trust to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Trust or the successor or purchasing person, as the case may be, shall execute Articles Supplementary, a Certificate of Designation and such other necessary documentation providing that such Series C Preferred Shares shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such holder of Series C Preferred Shares would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Series C Preferred Shares been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non Electing Share”), then for the purposes of this Section (d)(8), the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non Electing Shares). Such Articles Supplementary, a Certificate of Designation or other necessary documentation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (d) of this Article SIXTH and, to the extent applicable, reflect the other types of adjustments provided for in Section (d)(7). If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such Articles Supplementary, Certificate of Designation or other necessary documentation shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Series C Preferred Shares as the Board of Trustees shall reasonably consider necessary by reason of the foregoing. The Trust shall cause Notice of the execution of such Articles Supplementary, Certificate of Designation or other necessary documentation to be mailed to each holder, at the address of such holder as it appears on the register of the Series C Preferred Shares maintained by the transfer agent, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such Articles Supplementary,

Certificate of Designation or other necessary documentation. The above provisions of this Section (d)(8) shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances. If this Section (d)(8) applies to any event or occurrence, Section (d)(7) shall not apply.

(9)           Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Series C Preferred Shares is required:

(a)           the Trust shall forthwith place on file with the transfer agent for the Series C Preferred Shares a certificate of the Chief Financial Officer (or such person having similar responsibilities of the Trust, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b)           a Notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Trust to each holder of Series C Preferred Shares. Any Notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such Notice.

(10)	Notice in Certain Events. In case of:

(a)           a consolidation or merger to which the Trust is a party and for which approval of any holders of Common Stock of the Trust is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Trust; or

(b)           the voluntary or involuntary dissolution, liquidation or winding up of the Trust; or

(c)           any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Trust shall cause to be given, to the holders of the Series C Preferred Shares, at least 15 days prior to the applicable date hereinafter specified, a Notice stating:

(x)           the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to Section (d)(7) of this Article SIXTH, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

(y)        the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Section (d)(7) of this Article SIXTH is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such Notice or any defect therein shall not affect the legality or validity of the proceedings described in Section (d)(10)(a), Section (d)(10)(b) or Section (d)(10)(c).

(11)	Adjustment to Conversion Rate Upon Certain Fundamental Changes.

(a)           If and only to the extent a holder of Series C Preferred Shares elects to convert its Series C Preferred Shares in connection with a transaction described in clause (1) of the definition of Fundamental Change (or in connection with a transaction that would have been a fundamental change under such clause (1) but for the application of the 105% Trading Price Exception) that occurs on or prior to November 15, 2014 pursuant to which 10% or more of the consideration for shares of Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash (or other property) or securities that are not traded or scheduled to be traded immediately following such transaction on a United States national or regional securities exchange or the Nasdaq National Market, the Trust shall increase the Conversion Rate for the Series C Preferred Share surrendered for conversion by a number of additional shares (the “Additional Shares”) as set forth in this Section (d)(11); provided, however, in lieu of the foregoing, the Trust shall have the option to elect to adjust the Conversion Rate so that the shares of Series C Preferred Shares become convertible into shares of Public Acquirer Common Stock in accordance with the provisions of Section (d)(11)(e).

(b)           The number of Additional Shares shall be determined by reference to the table below, based on the date on which such Fundamental Change transaction becomes effective (the “Effective Date”) and the price paid per share for shares of Common Stock in such Fundamental Change transaction (the “Share Price”). If holders of shares of Common Stock receive only cash in such Fundamental Change transaction, the Share Price shall be the cash amount paid per share. If holders of shares of Common Stock receive consideration other than only cash in such Fundamental Change transaction, the Share Price shall be the average of the Closing Sale Prices of shares of Common Stock on the five Trading Days prior to but not including the Effective Date of such Fundamental Change transaction.

(c)           The Share Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section (d)(7) of this Article SIXTH. The adjusted Share Prices shall equal the product of the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate as set forth under the provisions of Section (d)(7). The following table sets forth the hypothetical Share Price and number of

Additional Shares to be issuable per $50.00 liquidation preference of Series C Preferred Shares:

Shares Price (in dollars)

Effective Date	22.35	25.00	27.50	30.00	32.50	35.00	37.50	40.00	45.00	50.00	55.00	60.00	65.00	70.00	75.00
December 2, 2004	0.373	0.289	0.222	0.171	0.133	0.102	0.081	0.064	0.044	0.032	0.025	0.020	0.017	0.014	0.012
November 15, 2005	0.373	0.289	0.211	0.157	0.117	0.087	0.066	0.053	0.033	0.024	0.018	0.015	0.012	0.010	0.008
November 15, 2006	0.342	0.258	0.191	0.143	0.107	0.081	0.063	0.050	0.035	0.027	0.022	0.019	0.017	0.015	0.013
November 15, 2007	0.362	0.261	0.184	0.130	0.093	0.066	0.049	0.038	0.026	0.021	0.018	0.016	0.014	0.012	0.011
November 15, 2008	0.347	0.245	0.162	0.103	0.062	0.034	0.019	0.010	0.005	0.003	0.002	0.002	0.001	0.001	0.001
November 15, 2009	0.340	0.237	0.153	0.085	0.030	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
November 15, 2010	0.310	0.222	0.145	0.082	0.029	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
November 15, 2011	0.332	0.230	0.147	0.082	0.028	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
November 15, 2012	0.326	0.225	0.143	0.079	0.027	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
November 15, 2013	0.325	0.223	0.141	0.078	0.026	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
November 15, 2014	0.304	0.214	0.138	0.077	0.026	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(d)           The Share Prices and Additional Share amounts set forth above are based upon a per share Common Stock price of $22.35 on December 2, 2004 and an initial Conversion Price of $26.82. The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(1)           If the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year;

(2)           If the Share Price is in excess of $75.00 per share (subject to adjustment), no Additional Shares will be issuable upon conversion; or

(3)           If the Share Price is less than $22.35 per share (subject to adjustment), no Additional Shares will be issuable upon conversion.

(e)           Notwithstanding anything contained in Section (d)(11)(d) of this Article SIXTH, in the event of a Public Acquirer Change of Control, in lieu of issuing Additional Shares, the Trust may elect to adjust the Conversion Rate such that, from and after the effective time of such Public Acquirer Change of Control, holders of Series C Preferred Shares shall be entitled to convert their Series C Preferred Shares into a number of shares of Public Acquirer Common Stock by multiplying the Conversion Rate in effect immediately before effective time of the Public Acquirer Change of Control by a fraction:

(1)            the numerator of which shall be (i) in the case of a consolidation, merger or statutory share exchange, pursuant to which shares of Common Stock are converted into cash, securities or other property, the value of all cash, securities and other property (as determined by the Board of Trustees) paid or payable per share of Common Stock or (ii) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of shares of Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control; and

(2)              the denominator of which shall be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

(f)            A “Public Acquirer Change of Control” means any event constituting a Fundamental Change (or that would otherwise constitute a fundamental change but for the application of the 105% Trading Price Exception) that would otherwise obligate the Trust to increase the Conversion Rate and the acquirer (or any entity that is a directly or indirectly wholly-owned subsidiary of the acquirer) has a class of common stock traded on a United States national or regional securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”).

(g)           Upon a Fundamental Change which is a Public Acquirer Change of Control, if the Trust so elects, holders may convert their Series C Preferred Shares at the adjusted Conversion Rate described in Section (d)(11)(e) of this Article SIXTH but will not be entitled to the increased Conversion Rate described in Sections (d)(11)(a), (d)(11)(b), (d)(11)(c) and (d)(11)(d) of this Article SIXTH. Upon a Fundamental Change which is a Public Acquirer Change of Control, if the Trust elects to adjust the Conversion Rate and conversion obligation in accordance with the provisions set forth in Section (d)(11)(e), the Trust shall notify holders of Series C Preferred Shares of the Trust’s election in the notice to such holders of such transaction. As set forth in Section (d)(6), and subject to the Trust’s election right under the first paragraph of Section (d)(11)(e), holders may convert their Series C Preferred Shares upon a Public Acquirer Change of Control during the period specified therein. In addition, a holder can also, subject to certain conditions, require the Trust to repurchase all or a portion of our Series C Preferred Shares in accordance with the provisions set forth in Section (d)(12) of this Article SIXTH.

(12)	Purchase of Series C Preferred Shares Upon a Fundamental Change.

(a)           In the event of a Fundamental Change, a holder of Series C Preferred Shares shall have the right to require the Trust to purchase (the “Repurchase Right”) for cash all or any part of such holder’s Series C Preferred Shares at a purchase price equal to 100% of the liquidation preference of the Series C Preferred Shares to be purchased plus accrued and unpaid dividends (including additional dividends, if any) to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change

Purchase Price”). Series C Preferred Shares submitted for purchase must be $50.00 liquidation preference or an integral multiple thereof.

(b)           On or before the tenth Trading Day after the occurrence of a Fundamental Change, the Trust shall provide to all holders of Series C Preferred Shares and the transfer agent a Notice of the occurrence of the Fundamental Change and of the resulting Repurchase Right. Such Notice shall state:

(i)	the events constituting the Fundamental Change;
(ii)	the date of the Fundamental Change;

(iii)           the last date on which a holder may exercise the Repurchase Right;

(iv)	the Fundamental Change Repurchase Price;
(v)	the Fundamental Change Repurchase Date;
(vi)	the name and address of the transfer agent;

(vii)         the Conversion Rate and any adjustment to the Conversion Rate that will result from the Fundamental Change, as applicable, pursuant to either (A) Sections (d)(11)(a), (b), (c) and (c) or (B) Section (d)(11)(e);

(viii)        that Series C Preferred Shares with respect to which a repurchase notice is given by the holder may be converted, if otherwise convertible, only if the repurchase notice has been properly withdrawn; and

(ix)          the procedures that a holder must follow to exercise the Repurchase Right.

(c)           Simultaneously with providing such Notice, the Trust shall publish a notice containing this information in a newspaper of general circulation in the City of New York or through such other public medium as the Trust may use at that time and publish such information on its corporate website.

(d)           To exercise the Repurchase Right, subject to Section (d)(12)(e) of this Article SIXTH, a holder of the Series C Preferred Shares must deliver, on or before the twentieth Trading Day after the date of the Trust’s delivery of Notice of a Fundamental Change (subject to extension to comply with applicable law), the Series C Preferred Shares to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” duly completed to the transfer agent. The repurchase notice must state:

(i)	the applicable Fundamental Change Repurchase Date;

(ii)          the portion of the liquidation preference of Series C Preferred Shares to be purchased, in integral multiples of $50.00; and

(iii)           that the Series C Preferred Shares are to be purchased by the Trust pursuant to this Section (d)(12).

(e)           If the Series C Preferred Shares are not in certificated form, a holder’s repurchase notice must comply with applicable Depository Trust Company procedures.

(f)            A holder of Series C Preferred Shares may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the Trust prior to the close of business on the Trading Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal shall state:

(i)             the liquidation preference of the withdrawn Series C Preferred Shares, in integral multiples of $50.00;

(ii)            if certificated Series C Preferred Shares have been issued, the certificate numbers of the withdrawn Series C Preferred Shares; and

(iii)           the liquidation preference, if any, which remains subject to the repurchase notice.

(g)           If the Series C Preferred Shares are not in certificated form, a holder’s notice of withdrawal must comply with applicable Depository Trust Company procedures.

(h)           The Trust shall be required to purchase the Series C Preferred Shares no later than 35 Trading Days after the date of the Trust’s delivery of Notice of the Fundamental Change, subject to extension to comply with applicable law (as set forth in the Notice of Fundamental Change, the “Fundamental Change Repurchase Date”). A holder of Series C Preferred Shares shall receive payment of the Fundamental Change Purchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or delivery of the Series C Preferred Shares.

(i)             If the transfer agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series C Preferred Shares on the Trading Day following the Fundamental Change Repurchase Date, then:

(1)           the Series C Preferred Shares will cease to be outstanding and dividends (including additional dividends, if any) will cease to accrue (whether or not book-entry transfer of the Series C Preferred Shares is made or whether or not the Series C Preferred Share certificate, if applicable, is delivered to the transfer agent); and

(2)           all other rights of the holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series C Preferred Shares).

(j)           A “Fundamental Change” will be deemed to have occurred if any of the following occurs:

(1)           The Trust consolidates with or merges with or into any person or convey, transfer, sell or otherwise dispose of or lease all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Trust, in any such event pursuant to a transaction in which the Trust’s outstanding voting shares are changed into or exchanged for cash, securities or other property, other than (a) any such transaction where the Trust’s outstanding voting shares are not changed or exchanged at all (except to the extent necessary to reflect a change in the Trust’s jurisdiction of formation), or (b) where (i) the Trust’s outstanding voting shares are changed into or exchanged for cash, securities and other property (other than equity interests of the surviving corporation) and (ii) the Trust’s shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding voting stock of the surviving corporation; or

(2)           The Trust is liquidated or dissolved or adopt a plan of liquidation or dissolution.

(k)           However, notwithstanding the foregoing, a Fundamental Change will not be deemed to have occurred if either:

(1)           the Closing Sale Price of the Common Stock for each of at least five (5) Trading Days within (A) the period of ten (10) consecutive Trading Days immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change described in 1 above; or (B) the period of ten (10) consecutive Trading Days immediately preceding the Fundamental Change, in the case of a Fundamental Change described in 2 above, in either case, is at least equal to 105% of the quotient of the liquidation preference of the Series C Preferred Shares divided by the Conversion Rate in effect on each of those five (5) Trading Days (the “105% Trading Price Exception”); or

(2)           in the case of a merger or consolidation described in 1 above, at least 90% of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the Fundamental Change consists of voting shares traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Series C Preferred Shares become convertible solely into such shares of common stock, excluding cash payments for fractional shares. For purposes of the foregoing, “voting shares” means shares of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of trustees of a corporation (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(l)           In connection with a Fundamental Change repurchase, the Trust shall comply with all U.S. federal and state securities laws in connection with any offer by the Trust to purchase the Series C Preferred Shares upon a Fundamental Change.

(m)          The Trust shall not be required to repurchase the Series C Preferred Shares upon a Fundamental Change if a third party (1) makes an offer to purchase the Series C Preferred Shares in the manner, at the times and otherwise in compliance with the requirements applicable to the Trust to repurchase Series C Preferred Shares upon a Fundamental Change and (2) purchases all of the Series C Preferred Shares validly delivered and not withdrawn under such offer to purchase Series C Preferred Shares.

(13)        Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Trust, the Series C Preferred Shares shall rank (i) senior to the Common Stock and to any other class or series of Capital Stock of the Trust other than any class or series referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of Capital Stock of the Trust the terms of which specifically provide that such class or series of Capital Stock ranks on a parity with the Series C Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust, including without limitation the Series B Preferred Shares, and (iii) junior to any class or series of Capital Stock of the Trust ranking senior to the Series C Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust. For avoidance of doubt, debt securities of the Trust which are convertible into or exchangeable for shares of Capital Stock of the Trust shall not constitute a class or series of Capital Stock of the Trust.

(14)        Restrictions on Transfer, Acquisition and Redemption of Shares. The Series C Preferred Shares, being Equity Stock, are governed by and issued subject to all of the limitations, terms and conditions of this Declaration applicable to Equity Stock generally, including, but not limited to, the terms and conditions (including exceptions and exemptions) of Article NINTH hereof applicable to Equity Stock; provided, however, that (i) the terms and conditions (including exceptions and exemptions) of Article NINTH hereof applicable to Equity Stock shall also be applied to the Series C Preferred Shares separately and without regard to any other series or class, (ii) the reference to the “General Corporation Law of the State of Maryland” under subparagraph (b)(4) of Article NINTH hereof shall be to the “Maryland REIT Law,” (iii) the Equity Stock into which the Excess Stock is converted in subparagraph (b)(5)(A) of Article NINTH hereof shall be shares of Series C Preferred Shares, and (iv) the Current Market Price of the Series C Preferred Shares for purposes of subparagraphs (b)(5) and (b)(6) of Article NINTH hereof shall be determined by the definition under Section (d)(1) of this Article SIXTH. The foregoing sentence shall not be construed to limit to the Series C Preferred Shares the applicability of any other term or provision of this Declaration. In addition to the legend contemplated by subparagraph (a)(l0) of Article NINTH hereof, each certificate for Series C Preferred Shares shall bear substantially the following legend:

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OP THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

(15)        Exclusion of Other Rights. The Series C Preferred Shares shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption other than expressly set forth in this Declaration.

(16)        Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(17)        Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Series C Preferred Shares set forth in this Declaration are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series C Preferred Shares set forth in this Declaration which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

(18)        No Preemptive Rights. No holder of Series C Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Capital Stock of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of Capital Stock of the Trust.

(e)          The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Special Voting Preferred Stock of the Trust:

(1)          Designation and Number.  A class of Preferred Stock designated as “Special Voting Preferred Stock” is hereby established.  The number of shares constituting such class shall be one (1). Such number of shares may be increased only by resolution of the Board of Trustees which is approved by the affirmative vote of all of the Independent Trustees.

(2)          Definitions:  For purposes of this Section (e), the following terms shall have the following meanings:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees, subject to applicable law, to perform any of its responsibilities with respect to the Special Voting Preferred Stock.

“Capital Stock” shall have the meaning set forth in Article NINTH hereof.

“ Effective Date” shall mean the date the merger between Newkirk Realty Trust, Inc., a Maryland corporation, and the Trust becomes effective.

“Independent Trustees” shall mean those trustees of the Trust who meet the requirement of “independent” under the rules of the New York Stock Exchange, NASDAQ or other exchange on which the shares of Common Stock (as defined herein) are then listed.

“Operating Partnership” shall mean the Newkirk Master Limited Partnership, a Delaware limited partnership of which a subsidiary of the Trust is the sole general partner, and any successor thereof.

“Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of the Effective Date as the same may be amended from time to time.

“Redemption Date” shall mean the date upon which a Redemption Event occurs.

“Redemption Event” shall mean either of the following:  (i) the consummation of a consolidation, merger, combination or other transaction involving the Operating Partnership pursuant to which the outstanding Special Voting Partnership Units are converted or changed into or exchanged for stock and/or other securities of any other entity and/or cash or any other property; or (ii) the Voting Amount is reduced to zero.

“Special Voting Partnership Units” shall have the meaning set forth in the Partnership Agreement.

“ Voting Amount” shall mean 36,000,000, subject to automatic reduction (but not increase) from time to time to the extent Special Voting Partnership Units are redeemed by the Operating Partnership pursuant to Section 8.4A or 8.4B of the Partnership

Agreement or are acquired by the Trust pursuant to Section 8.4C of the Partnership Agreement, and subject to further appropriate adjustment as set forth in Section (e)(4)(ii) of this Article SIXTH.  As permitted by Article FOURTH hereof and the Maryland REIT Law, the Voting Amount, and therefore the voting power of the Special Voting Preferred Stock, as described in Section (e)(4), are dependent upon the number of outstanding Special Voting Partnership Units from time to time which constitute “facts ascertainable outside of the declaration of trust” of the Trust.

(3)          Dividends and Distributions.  Except as set forth in Section (e)(7) of this Article SIXTH, the holders of shares of Special Voting Preferred Stock shall not be entitled to any regular or special dividend payments. Without limiting the foregoing, the holders of shares of Special Voting Preferred Stock shall not be entitled to any dividends or other distributions declared or paid with respect to the shares of Common Stock or any other class or series of stock of the Corporation.

(4)	Voting Rights.

(i)            With respect to all matters submitted to a vote of the holders of Common Stock, each share of Special Voting Preferred Stock shall entitle the holder thereof to an aggregate number of votes equal to the Voting Amount in effect on the record date for determining the holders of shares of beneficial interest of the Trust entitled to vote on such matter. The holders of shares of Special Voting Preferred Stock shall vote together with the holders of shares of Common Stock as one class on all matters submitted to a vote of shareholders of the Trust, and, except as expressly set forth in this Section (e)(4), the holders of shares of Special Voting Preferred Stock shall have no other voting rights, as a separate class or other otherwise, including any rights to vote as a class with respect to any extraordinary trust action such as a merger, consolidation, dissolution, liquidation or the like.

(ii)                           If the Trust or the Operating Partnership shall at any time after the Effective Date subdivide or combine its outstanding shares of Common Stock or Special Voting Partnership Units, as the case may be, declare a dividend payable in Common Stock or Special Voting Partnership Units, as the case may be, or effect any similar change in its capitalization structure, the Voting Amount shall be adjusted appropriately to allow the holders of the Special Voting Preferred Stock, as nearly as reasonably possible, to maintain the pro rata voting rights in the Trust that such holders possessed immediately prior to any such subdivision, combination, stock dividend, reorganization, reclassification or similar event.

(iii)          Anything herein to the contrary notwithstanding, if the number of shares of Special Voting Preferred Stock is increased and additional shares of

Special Voting Preferred Stock are issued, then at any time during which more than one share of Special Voting Preferred Stock is issued and outstanding, each share of Special Voting Preferred Stock shall entitle the holder thereof to a number of votes equal to the Voting Amount in effect on the record date for determining the holders of shares of

Common Stock entitled to vote on any matter, divided by the number of shares of Special Voting Preferred Stock which are issued and outstanding on such date.

(5)	Restrictions on Transfer.

(i)            No share of Special Voting Preferred Stock shall be transferable, and no such share shall be transferred on the share transfer books of the Trust, without the prior approval of the Trust.  A legend shall be placed on the face of each certificate representing ownership of shares of Special Voting Preferred Stock referring to the restriction on transfer set forth herein.

(ii)           Notwithstanding any terms or provisions to the contrary contained herein, the Special Voting Preferred Stock shall constitute Capital Stock and shall be subject to the provisions of Article NINTH hereof.

(6)          Reacquired Shares.  Any shares of Special Voting Preferred Stock redeemed, purchased or otherwise acquired by the Trust in any manner whatsoever shall cease to be outstanding and shall become authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by action of the Board of Trustees, and the former holder or holders thereof shall have no further rights (hereunder or otherwise) with respect to such shares.

(7)          Liquidation, Dissolution or Winding Up.  In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, before any assets of the Trust shall be distributed, paid or set aside for the holders of any equity securities ranking junior to the Special Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Trust, the Trust shall pay to the holders of shares of Special Voting Preferred Stock, out of assets of the Trust legally available for distribution to its shareholders, the sum of $25.00 per share for each share of Special Voting Preferred Stock held by each such holder.  After payment in full to the holders of the Special Voting Preferred Stock of the above-described $25.00 per share liquidation amount, the holders of the Special Voting Preferred Stock will have no right or claim to any of the remaining assets of the Trust.

If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or the proceeds thereof, distributable among the holders of Special Voting Preferred Stock and the holders of Common Stock shall be insufficient to pay in full the above-described liquidation amount per share to the holders of the Special Voting Preferred Stock and a like amount per share to the holders of the Common Stock, then such assets, or the proceeds therefrom, shall be distributed among the holders of the Special Voting Preferred Stock and the Common Stock in equal amounts per share.

For the purposes of this Section (e)(7), (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                 (8)          Redemption.  Upon the occurrence of a Redemption Event, then, concurrent with the Redemption Event, the outstanding shares of Special Voting Preferred Stock shall be redeemed by the Trust out of assets legally available therefor, at a redemption price, payable in cash, equal to $25.00 per share of Special Voting Preferred Stock.  From and after the Redemption Date, the outstanding shares of Special Voting Preferred Stock shall no longer be deemed outstanding and all rights of holders of such shares will terminate, except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of the certificates evidencing the shares of Special Voting Preferred Stock, if so required).

(9)	Rank.

(i)            The Special Voting Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all equity securities issued by the Trust, the terms of which provide that such equity securities rank junior to the Special Voting Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Trust; (b) junior to all equity securities issued by the Trust, the terms of which provide that such equity securities rank senior to the Special Voting Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Trust, including but not limited to the 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Trust and the 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share of the Trust; and (c) on a parity with the Common Stock of the Trust and with all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (b) hereof; provided, however, that after payment in full to the holders of the Special Voting Preferred Stock of the $25.00 per share liquidation amount described in Section (e)(7) of this Article SIXTH, the holders of the Special Voting Preferred Stock will have no right or claim to any of the remaining assets of the Trust, and such remaining assets of the Trust shall be distributed among the holders of Common Stock and any other classes or series of shares of beneficial interest ranking on a parity with or junior to the Special Voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Trust, according to their respective rights and preferences and in each case according to their respective number of shares, and the holders of the Special Voting Preferred Stock shall not be entitled to share therein.

(ii)           The Special Voting Preferred Stock will, with respect to dividend rights, rank junior to the Common Stock and to all other equity securities issued by the Trust.

(iii)          The term “equity securities” does not include convertible debt securities or other debt securities of the Trust which will rank senior to the Special Voting Preferred Stock prior to conversion.

(10)       Maturity.  The Special Voting Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Section (e)(8) of this Article SIXTH.

                 (11)       Conversion.  The Special Voting Preferred Stock is not convertible into or exchangeable for any other property or securities of the Trust.

(12)       No Preemptive Rights.  No holder of shares of Special Voting Preferred Stock shall have any pre-emptive or preferential right to subscribe for, or to purchase, any additional shares of Capital Stock of the Trust of any class or series, or any other security of the Corporation which the Corporation may issue or sell.

(f)            A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Stock of the Trust is set forth in Article NINTH hereof.

(g)           Subject to the foregoing, the power of the Board of Trustees to classify and reclassify any of the shares of beneficial interest shall include, without limitation, subject to the provisions of this Declaration, the authority to classify or reclassify any unissued shares of such shares of beneficial interest into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one of more of the following:

(1)           The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Trustees in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Trustees in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized beneficial interest and be subject to classification and reclassification as provided in this subparagraph.

(2)           Whether or not shares of such class or series shall have dividend rights and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of shares, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

(3)           Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4)           Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Trustees shall determine.

(5)           Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6)           The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Trust, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of shares.

(7)           Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any shares of the Trust, or upon any other action of the Trust, including action under this subparagraph, and, if so, the terms and conditions thereof.

(8)           Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Declaration.

(h)           For the purposes hereof and of any amendment hereto providing for the classification or reclassification of any shares of beneficial interest or of any other charter document of the Trust (unless otherwise provided in any such articles or document), any class or series of shares of the Trust shall be deemed to rank:

(1)           prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(2)           on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of shares shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(3)           junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

(i)            The legal ownership of the Trust estate and the right to conduct the business of the Trust are vested exclusively in the Trustees and the shareholders shall have no interest therein (other than beneficial interests in the Trust conferred by their shares issued hereunder) and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust estate.

(j)            The shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a shareholder shall not dissolve or terminate the Trust or affect its continuity nor give such shareholder’s legal representative any rights whatsoever, whether against or in respect of other shareholders, the Trustees or the trust estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the By-Laws and any requirements of law, to receive a new certificate for shares registered in the name of such legal representative, in exchange for the certificate held by such shareholder.

SEVENTH:         (a)          The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. The number of trustees of the Trust shall be eleven, which number may be increased or decreased by vote of at least a majority of the entire Board of Trustees pursuant to the By-Laws of the Trust, but shall never be fewer than the minimum number permitted by the Maryland REIT Law now or hereafter in force.

(b)           Subject to the rights of the holders of any class of Preferred Stock, if any, then outstanding, vacancies on the Board of Trustees resulting from any increase in the authorized number of trustees, or death, resignation, retirement or other cause shall be filed by a vote of the shareholders or a majority of the trustees then in office. A vacancy on the Board of Trustees resulting from removal of a trustee by the shareholders in accordance with subparagraph (d) of Article SEVENTH shall be filled by a vote of the shareholders. A trustee so chosen by the shareholders shall hold office for the balance of the term then remaining. A trustee so chosen by the remaining trustees shall hold office until the next annual meeting of shareholders, at which time the shareholders shall elect a trustee to hold office for the balance of the term then remaining. No decrease in the number of trustees constituting the Board of Trustees shall affect the tenure of office of any trustee.

(c)           Whenever the holders of any one or more series of Preferred Stock of the Trust shall have the right, voting separately as a class, to elect one or more trustees of the Trust, the Board of Trustees shall consist of said trustees so elected in addition to the number of trustees of fixed as provided above in this Article. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Trust shall have the right, voting separately as a class, to elect one or more trustees of the Trust, the terms of the trustee or trustees elected by such holders shall expire at the next succeeding annual meeting of shareholders.

(d)       Subject to the rights of the holders of any class separately entitled to elect one or more trustees, any trustee, or the entire Board of Trustees, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of beneficial interest entitled to vote in the election for trustees.

(e)      The names of the Trustees who will serve until their successors are elected and qualify are as follows:

Michael L. Ashner

Clifford Broser

William J. Borruso

Geoffrey Dohrmann

T. Wilson Eglin

Richard Frary

Carl D. Glickman

James Grosfeld

Kevin W. Lynch

E. Robert Roskind

Richard J. Rouse

EIGHTH:             (a)           The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Trust and of the trustees and the shareholders:

(1)           The Board of Trustees is hereby empowered to authorize the issuance from time to time of its shares of any class, whether now or hereafter authorized, or securities convertible into shares of its shares of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Trustees and without any action by the shareholders.

(2)           No holder of any shares or any other securities of the Trust, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any shares or any other securities of the Trust other than such, if any, as the Board of Trustees, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Trustees, in its sole discretion, may fix; and any shares or other securities which the Board of Trustees may determine to offer for subscription may, as the Board of Trustees in its sole discretion shall determine, be offered to the holders of any class, series or type of shares or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of shares or other securities at the time outstanding.

(3)           The Board of Trustees of the Trust shall, consistent with applicable law, have the power, in its sole discretion, to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Trust; to set apart out of any funds of the Trust such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in shares, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the shareholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Trust, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Trust unless authorized so to do by resolution of the Board of Trustees.

(4)           Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of beneficial interest or of the total number of shares of any class of beneficial interest, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in this Declaration.

(5)           The Trust shall provide any indemnification permitted by the laws of Maryland and shall indemnify trustees, officers, agents and employees as follows: (A) the Trust shall indemnify its trustees and officers, whether serving the Trust or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) the Trust shall indemnify other employees and agents, whether serving the Trust or at its request any other entity, to such extent as shall be authorized by the Board of Trustees or the Trust’s By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Trustees may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Declaration shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(6)           To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no trustee or officer of the Trust shall be personally liable to the Trust or its shareholders for money damages. No amendment of this Declaration or repeal of any of its provisions shall limit or eliminate the benefits provided to trustees and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

(7)           Any written instrument creating an obligation of the Trust shall, to the extent practicable, include a reference to this Declaration and provide that neither the shareholders nor the Trustees nor any officers, employees or agents of the Trust shall be liable thereunder and that all persons shall look solely to the Trust estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the shareholders, any Trustee, or any officer, employee or agent of the Trust liable nor shall the shareholders, any Trustee or any officer, employee or agent of the Trust be liable to any one for such omission.

(8)          Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of shares in the Trust, for such individual’s account, and may exercise all rights of a shareholder to the same extent and in the same manner as if such individual were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in such individual’s personal capacity or in the capacity of trustee, officer, director, shareholder, partner, member, advisor or employee of any person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for such individual’s own account, or for the account of such person or others, of interests in mortgages, interests in real property, or interests in persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to such person in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Subject to the provisions of Section (a)(10) below, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with such person’s duties and powers as Trustee or officer, employee or agent of the Trust.

(9)           Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction between the Trust and any other person in which the Trust is interested, shall be valid, and no Trustee or officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees, or officers, employee or agents of the Trust are directly or indirectly interested in or connected with, or are trustees, partners, directors, employees, officers or agents of, such other person, or (b) one or more of the Trustees or officers, employees or agents of the Trust, individually or jointly with others, is a party or are parties to, or are directly or indirectly interested in or connected with, such contract, act or transaction; provided that in each such case (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (ii) such interest or connection is disclosed or known to the shareholders, and thereafter such contract, act or transaction is approved by shareholders holding a majority of the shares then outstanding and entitled to vote thereon.

Notwithstanding any other provision of this Declaration, the Trust may engage in a transaction with (a) any Trustee, officer, employee or agent of the Trust (acting in such person’s individual capacity), (b) any director, trustee, partner, officer, employee or agent (acting in such person’s individual capacity) of any investment advisor of the Trust, (c) any investment advisor of the Trust or (d) an Affiliate of any of the foregoing, provided that such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees not having any interest in such transaction after a determination by them that such transaction is fair to the Trust and the shareholders.

(10)        Any act of the Trustees or of the officers, employees or agents of the Trust purporting to be done in their capacity as such, shall, as to any persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of such Trustees or officers, employees or agents. No person dealing with the Trustees or any of them or with the officers, employees or agents of the Trust shall be bound to see to the application of any funds or property passing into their hands or control.

(11)        The Trustees and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the chief financial officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

(12)        For any shareholder proposal to be presented in connection with an annual meeting of shareholders of the Trust, including any proposal relating to the nomination of a trustee to be elected to the Board of Trustees of the Trust, the shareholders must have given timely notice thereof in writing to the Secretary of the Trust in the manner, and containing the information, required by the By-Laws. Shareholder proposals to be presented in connection with a special meeting of shareholders will be presented by the Trust only to the extent required by Section 2-502 of the Corporations and Associations Article of the Annotated Code of Maryland.

(b)           The Trust reserves the right to amend, alter, change or repeal any provision contained in this Declaration, including any amendments changing the terms or contract rights, as expressly set forth herein, of any of its outstanding shares by classification, reclassification or otherwise, by a majority of the trustees adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the shareholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual shareholders meeting. Unless otherwise provided herein, the proposed change will be effective only if it is adopted upon the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class); provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article SEVENTH or subparagraph (a)(7), this subparagraph (b) or subparagraph (c) of Article EIGHTH will be effective only if it is adopted upon the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class).

(c)           In furtherance and not in limitation of the powers conferred by statute, the Board of Trustees is expressly authorized to make, alter or repeal the By-Laws of the Trust; provided that any such alteration or repeal by the Board of Trustees shall require the vote of a majority of the Board of Trustees at a meeting held in accordance with the provisions of the By-Laws.

(d)           The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Board of Trustees may determine from time to time. The Trustees and Trust officers shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections (a)(8) and (a)(9) of Article EIGHTH, such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

(f)            The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the shareholders, full, absolute and exclusive power, control and authority over the Trust estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for carrying out or conducting the business of the Trust. Any construction of this Declaration or any determination made in good faith by the Trustees as to the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of powers and authority to the Trustees.

(g)           The enumeration and definition of particular powers of the Board of Trustees included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Declaration, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Trustees under the laws of the State of Maryland now or hereafter in force.

NINTH:                (a)          (1)          For the purposes of this Article NINTH, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean a beneficiary of the Charitable Trust as determined pursuant to subparagraph (b)(5) of this Article NINTH.

“Board of Trustees” shall mean the Board of Trustees of the Trust.

“By-Laws” shall mean the By-Laws of the Trust.

“Capital Stock” shall mean shares of beneficial interest in the Trust which are classified as Common Stock, Excess Stock or Preferred Stock, if any.

“Charitable Trust” shall mean the trust created pursuant to subparagraph (b)(1) of this Article NINTH.

“Charitable Trustee” shall mean the Trust, acting as trustee for the Charitable Trust, or any successor trustee appointed by the Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Equity Stock” shall mean shares of beneficial interest in the Trust which are classified as Common Stock or Preferred Stock.

“Market Price” on any date shall mean, with respect to the Common Stock, the average of the daily market price for ten consecutive trading days immediately preceding the date. The market price for each such trading day shall be determined as follows: (A) if the Common Stock is listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Trust; (B) if the Common Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Trust; or (C) if the Common Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Trust, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Market Price of the Common Stock shall be determined by the Trust acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Ownership Limit” shall mean 9.8% of the value of the outstanding Equity Stock of the Trust.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer that results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock if such transfer had been valid under subparagraph (a)(2) of this Article NINTH.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Trustees of the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

(2)           (A) Except as provided in subparagraph (a)(9) of this Article NINTH, from the date hereof and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit; (B) except as provided in subparagraph (a)(9) of this Article NINTH, from the date hereof and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock; (C) except as provided in subparagraph (a)(9) of this Article NINTH, from the date hereof and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock’s being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially or Constructively Owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of Equity Stock; and (D) from the date hereof and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Trust’s being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Equity Stock.

(3)           (A) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), such shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock (such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure); and (B) if, notwithstanding the other provisions contained in this Article NINTH, at any time after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Transferred or which are otherwise affected by the change in capital structure and which, in either case, would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of the transfer or change in capital structure.

(4)           If the Board of Trustees or its designees at any time determine in good faith that a transfer has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Trustees or its designees shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraph (a)(2) of this Article NINTH shall be void ab initio and automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Trustees or its designees.

(5)           Any Person who acquires or attempts to acquire shares of Equity Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such transfer or attempted transfer on the Trust’s status as a REIT.

(6)           From the date hereof and prior to the Restriction Termination Date: (A) every Beneficial Owner or Constructive Owner of 5.0% or more (during any periods in which the number of such Beneficial Owners or Constructive Owners exceeds 1,999) or of more than 1% (during any periods in which the number of such Beneficial Owners or

Constructive Owners is fewer than 2,000), or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit; and (B) each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust’s status as a REIT and to ensure compliance with the Ownership Limit.

(7)           Nothing contained in this Article NINTH shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust’s status as a REIT and to ensure compliance with the Ownership Limit.

(8)           In the case of an ambiguity in the application of any of the provisions of paragraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Trustees shall have the power to determine the application of the provisions of this paragraph (a) with respect to any situation based on the facts known to it.

(9)           The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, in each case provided that the restrictions contained in subparagraph (a)(2)(C) and/or subparagraph (a)(2)(D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit.

(10)	Legend. Each certificate for Equity Stock shall bear the following legend:

The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, no Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the value of the outstanding Equity Stock of the Trust; or (2) Beneficially Own Equity Stock that would result in the Trust’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Trust. All capitalized terms in this legend have the meanings defined in the Declaration, as the same may be further amended from time to time, a copy of which including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically converted for shares of Excess Stock which will be held in trust by the Trust.

(b)          (1)          Upon any purported Transfer that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trust, as Charitable Trustee of a Charitable Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph (b)(5) of this Article NINTH. Shares of Excess Stock so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in subparagraph (b)(5) of this Article NINTH. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in subparagraph (b)(5) of this Article NINTH.

(2)           Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Trust that the shares of Equity Stock have been converted for Excess Stock shall be repaid to the Trust upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Equity Stock.

(3)           Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Trustees of the Trust pursuant to Article SIXTH of this Declaration, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Trust available for distribution to its shareholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding. The Trust, as holder of the Excess Stock in trust or, if the Trust has been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Charitable Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust.

(4)           The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by the General Corporation Laws of the State of Maryland).

(5)           (A)         Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of its interest in the Charitable Trust (representing the number of shares of Excess Stock held by the Charitable Trust attributable to a purported transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Charitable Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported

Beneficial Transferee did not give value for such shares of Excess Stock (such as through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Charitable Trust, the corresponding shares of Excess Stock in the Charitable Trust shall be automatically converted for an equal number of shares of Equity Stock, and such shares of Equity Stock shall be transferred of record to the Beneficiary of the interest in the Charitable Trust designated by the Purported Record Transferee as described above if such Equity Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any transfer of any interest in the Charitable Trust, the Purported Record Transferee must give advance notice to the Trust of the intended transfer, and the Trust must have waived in writing its purchase rights under subparagraph (b)(6) of this Article NINTH; (B) notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Charitable Trust that exceeds the amounts allowable under subparagraph (b)(5)(A) of this Article NINTH, such Purported Beneficial Transferee shall pay, or cause the Beneficiary of the interest in the Charitable Trust to pay, such excess to the Trust.

(6)           Shares of Excess Stock shall be deemed to have been offered for sale to the Trust, or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. Subject to the satisfaction of any applicable requirements of the Maryland REIT Law, the Trust shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the transfer that resulted in such Excess Stock and (ii) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Trust does not receive a notice of such Transfer pursuant to subparagraph (a)(5) of this Article NINTH.

(c)           Nothing contained in this Article NINTH or in any other provision of this Declaration shall limit the authority of the Board of Trustees to take such other action as it, in its sole discretion, deems necessary or advisable to protect the Trust and the interests of the shareholders by maintaining the Trust’s eligibility to be, and preserving the Trust’s status as, a qualified REIT under the Code.

(d)           If any of the foregoing restrictions on transfer of Excess Stock is determined to be void, invalid or unenforceable by any court of competent jurisdiction, the Purported Beneficial Transferee may be deemed, at the option of the Board of Trustees, to have acted as an agent of the Trust in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Trust.

(e)           Nothing in this Article NINTH precludes the settlement of transactions entered into through the facilities of the New York Stock Exchange.

TENTH:               (a)           The duration of the Trust shall be perpetual. The Trust shall be subject to termination at any time by the vote of the holders of two-thirds of the outstanding shares of Common Stock.

(b)	Upon the termination of the Trust:

(1)          the Trust shall carry on no business except for the purpose of winding up its affairs;

(2)           the Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining trust estate to one or more persons at public or private sale (for consideration which may consist in whole or in part of cash, securities or other property of any kind), discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

(3)           after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining trust estate (in case or in kind or partly each) among the shareholders according to their respective rights.

ELEVENTH:      (a)          There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Special meetings of the shareholders may only be called by a majority of the trustees. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there shall be no trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

No business shall be transacted by the shareholders at a special meeting other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the trustees (or any duly authorized committee thereof) or (ii) otherwise properly brought before the shareholders by or at the direction of the trustees.

(b)           Any notice of meeting or other notice, communication or report to any shareholder shall be deemed duly delivered to such shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such shareholder at his address as it appears on the records of the Trust or is delivered in person to such shareholder.

(c)           After termination of the Trust and distribution of the trust estate to the shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the State Department of Assessments and Taxation of Maryland, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all shareholders shall thereupon cease.

(d)          This Declaration may be amended (except that the provisions governing the personal liability of the shareholders, Trustees and of the officers, employees and agents of the Trust and the prohibition of assessments upon shareholders may not be amended in any respect that could increase the personal liability of such shareholders, Trustees or officers, employees and agents of the Trust) at a meeting of shareholders by holders of shares representing a majority of the total number of votes authorized to be cast in respect of shares then outstanding and entitled to vote thereon; provided that any amendment of Article TENTH shall require the approval of holders of shares representing two-thirds (2/3) of the total number of votes authorized to be cast in respect of shares then outstanding and entitled to vote thereon. A two-thirds (2/3) majority of the Trustees may, after fifteen (15) days’ written notice to the shareholders, also amend this Declaration without the vote or consent of shareholders if in good faith they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so.

(e)           This Declaration is executed and acknowledged by the Trustees with reference to the statutes and laws of the State of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject and construed according to the statutes and laws of such State. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with this Declaration, the Bylaws or the Maryland REIT Law, to the provisions of the Maryland General Corporation Law.

TWELFTH:        In the event any term, provision, sentence or paragraph of this Declaration of Trust is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Declaration, and the balance of the Declaration shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Declaration. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of this Declaration in any other jurisdiction.